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                                                                   Exhibit 10.19





                                  RETAIL LEASE

                                     between

                               R & R LAND COMPANY,

                                   as "Lessor"

                                       and

                           DEAN & DELUCA MARKETS, LLC

                                   as "Lessee"




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                                TABLE OF CONTENTS


                                                                            PAGE


RECITALS.......................................................................1

1. PREMISES....................................................................1
2. TERM; POSSESSION............................................................1
   2.1 Initial Term............................................................1
   2.2 Extension Option........................................................2
3. RENT AND SECURITY DEPOSIT...................................................3
4. APPURTENANT RIGHTS IN COMMON AREA...........................................4
   4.1 Additional Rights Granted to Lessee.....................................4
   4.2 Parking And Access......................................................4
      (a) Available Parking....................................................4
      (b) Service Driveways....................................................5
   4.3 Restrictions on Development.............................................5
5. USE.........................................................................5
6. IMPROVEMENTS AND ALTERATIONS................................................5
7. ABANDONMENT.................................................................6
8. REPAIRS.....................................................................6
9. LIENS.......................................................................7
10. SUBORDINATION; NON-DISTURBANCE AND ATTORNMENT..............................7
11. COMPLIANCE WITH GOVERNMENTAL REGULATIONS...................................8
12. INDEMNIFICATION; EXCULPATION AND INSURANCE.................................8
   12.1 Lessee's Indemnification...............................................8
   12.2 Lessor's Indemnification...............................................8
   12.3 Exculpation............................................................9
   12.4 General................................................................9
   12.5 Fire and Casualty Insurance............................................9
   12.6 Insurable Interest in Trade Fixtures and Improvements.................10
   12.7 Waiver of Subrogation Rights..........................................10
   12.8 Survival..............................................................10
13. ADVERTISEMENTS AND SIGNS..................................................11
14. UTILITIES.................................................................11
15. ENTRY BY LESSOR...........................................................12
16. DESTRUCTION OF PREMISES...................................................12
   16.1 Lessor's Duty to Repair...............................................12
   16.2 Lessor's Right to Terminate...........................................12
   16.3 Lessee's Right to Terminate...........................................13
   16.4 Waiver of Statutory Provisions........................................13
17. EMINENT DOMAIN............................................................13
   17.1 Premises/Ingress and Egress...........................................13
   17.2 Restoration of Premises...............................................14

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18. ASSIGNMENT AND SUBLETTING.................................................14
19. INSOLVENCY OR BANKRUPTCY..................................................15
20. LESSOR'S REMEDIES.........................................................15
21. SURRENDER OF LEASE........................................................17
22. ATTORNEY'S FEES...........................................................17
23. NOTICE....................................................................17
24. WAIVER....................................................................17
25. HOLDING OVER..............................................................17
26. SUCCESSORS AND ASSIGNS....................................................17
27. TIME......................................................................17
28. LATE CHARGE...............................................................18
29. LESSOR'S RIGHT OF FIRST REFUSAL TO PURCHASE...............................18
30. QUIET ENJOYMENT...........................................................18
31. COVENANT OF TITLE.........................................................18
32. HAZARDOUS MATERIAL........................................................19
   32.1 Lessor's Representations, Warranties and Covenant.....................19
   32.2 Lessor's Indemnification Obligation...................................19
   32.3 Lessee's Covenant and Indemnification Obligation......................19
   32.4 Definition............................................................20
33. MEMORANDUM OF LEASE.......................................................21
34. BROKER'S REPRESENTATION...................................................21
35. FORCE MAJEURE.............................................................21
36. CONDITION OF PREMISES AT TERMINATION......................................21
37. CONSENTS AND APPROVALS....................................................22
38. AUTHORITY.................................................................22
   38.1 Lessor's Representations..............................................22
   38.2 Lessee's Representations..............................................22
39. ENTIRE AGREEMENT..........................................................22
40. LESSOR'S LIABILITY........................................................22
41. ESTOPPEL CERTIFICATES.....................................................22
42. MISCELLANEOUS.............................................................23




EXHIBIT A: Legal Description of the Land


EXHIBIT B: Plot Plan

EXHIBIT C: Existing Mortgages

EXHIBIT D: Memorandum of Lease




                                       ii





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                                  RETAIL LEASE


         THIS RETAIL LEASE ("Lease") is made and entered into this 18th day of March, 1999, by and between R & R LAND, LLC, a California limited liability company ("Lessor"), and DEAN & DELUCA MARKETS, LLC, a California limited liability company, ("Lessee").

                                   RECITALS:

         A. Lessor is the owner of certain "Land" (defined below), upon which is constructed the "Building" (defined below).

         B. Lessor desires to lease to Lessee and Lessee desire to lease from Lessor the entire rentable area of the Building.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, which the parties hereby acknowledge, Lessor and Lessee hereby agree as follows:

         1. PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, upon the terms and subject to the conditions of this Lease, the entire rentable area (the "Premises"), consisting of approximately 15,000 rentable square feet of retail space, in that building, and all appurtenances thereto, including the bakery use permits as they currently exist, located in St. Helena, County of Napa, State of California, known for U.S. Postal purposes as 607 St. Helena Highway South, St. Helena, California (the "Building"), which Building is located on the certain real property located in Napa County commonly known as Assessors Parcel No. 027-150-01 and more fully described in EXHIBIT A attached hereto (the "Land"). The location of the Building on the Land, the "Common Areas," the "Adjacent Building" (as those terms are defined below), entrances, exits, driveways, parking areas and service drives are depicted on the drawing attached hereto as EXHIBIT B.

         2. TERM; POSSESSION.

            2.1 INITIAL TERM. The initial term of this Lease ("Initial Term") shall commence on March 18, 1999, (the "Commencement Date") and, unless sooner terminated, shall expire nine (9) years after the Commencement Date (the "Expiration Date"). As used in this Lease, "Month" shall mean a calendar month, except that if the Term begins on a day other than the first day of a calendar month, the first "month" shall be the period from (and including) the Commencement Date through (and including) the last day of the calendar month in which the Commencement Date falls, and if the Term ends on a day other than the last day of a calendar month, the last "month" shall be the period from (and including) the first day of the calendar month in which the Term ends through (and including) the day on which the Term ends. The term "Lease Year" shall mean each twelve (12) month period from and after the Commencement Date and each anniversary thereof. If the Commencement Date occurs on a date other than the first day of a month, the first Lease Year shall include the partial month and the next twelve (12) full calendar months.

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            2.2 EXTENSION OPTION. Provided that Dean & Deluca Markets, LLC has not assigned this Lease, or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Lessee under this Lease and shall not be transferable or exercisable for the benefit of any transferee), and provided that Lessee is not in default under this Lease, Lessee shall have options (each an "Extension Option") to extend the Term for up to four (4) additional consecutive periods of three (3) years and thereafter for up to two (2) additional consecutive periods of five
(5) years (each an "Extension Period"), by giving written notice to Lessor of the exercise of any such Extension Option at least six (6) months, but not more than twelve (12) months, prior to the expiration of the Initial Term or the prior Extension Period, as the case may be. The exercise of any Extension Option by Lessee shall be irrevocable and shall cover the entire Premises leased by Lessee pursuant to this Lease. Upon such exercise, the Term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Lessor and Lessee shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The failure of Lessee to exercise any Extension Option, or the expiration or termination of the Lease, shall terminate Lessee's right to exercise any subsequent Extension Option and Lessee shall have no further right to renew or extend this Lease.

         Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that (i) Lessee shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; and (ii) Rent for any such Extension Period shall be equal to the then Fair Market Rent (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

              (a) "Fair Market Rent" shall mean the "fair market" Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in other retail buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Rent is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Rent shall also reflect the then prevailing rental structure for comparable retail buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Rent is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Rent shall reflect such rental structure.

              (b) Lessor and Lessee shall endeavor to agree upon the Fair Market Rent. If they are unable to so agree within thirty (30) days after receipt by Lessor of Lessee's notice of exercise of the Extension Option, Lessor and Lessee shall mutually select a licensed real estate broker who is active in the leasing of retail space in the general vicinity of the


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Property. Lessor shall submit Lessor's determination of Fair Market Rent and
Lessee shall submit Lessee's determination of Fair Market Rent to such broker, at such time or times and in such manner as Lessor and Lessee shall agree (or as directed by the broker if Lessor and Lessee do not promptly agree). The broker shall select either Lessor's or Lessee's determination as the Fair Market Rent, and such determination shall be binding on Lessor and Lessee. If Lessee's determination is selected as the Fair Market Rent, then Lessor shall bear all of the broker's cost and fees. If Lessor's determination is selected as the Fair Market Rent, then Lessee shall bear all of the broker's cost and fees.

              (c) In the event the Fair Market Rent for any Extension Period has not been determined at such time as Lessee is obligated to pay Rent for such Extension Period, Lessee shall pay as Rent pending such determination, the Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Rent, any shortage of Rent paid, together with interest at the rate specified in the Lease, shall be paid to Lessor by Lessee.

              (d) In no event shall the Rent during any Extension Period be less than the Rent in effect immediately prior to such Extension Period.

              (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

         3. RENT AND SECURITY DEPOSIT. During the Initial Term, Lessee agrees to pay to Lessor as monthly rent for the Premises the following amounts:

            LEASE YEARS:                               MONTHLY RENT
                1-3                                       $11,000
                4-6                                       $11,500
                7-9                                       $12,000

         The monthly rent for the Premises under either Subsections 3.1 is referred to herein as "Rent." Rent shall be payable in advance on the first day of each and every calendar month during the Term, except that Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month. Rent is payable in lawful money of the United States of America, which Lessee agrees to pay to Lessor, without deduction or offset, except as expressly provided herein, at such place as may be designated from time to time by Lessor. Lessee shall also pay to Lessor a sum equal to fifty percent (50%) of any real property taxes levied upon the Land (after taking into account any abatement or refund of taxes received by Lessor). Any such taxes during each succeeding taxable year shall be payable in twelve equal monthly installments to the Lessor, payable the first of each month commencing on the Commencement Date. The term "Additional Rent" shall mean all payments required to be made


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by Lessee under this Lease for real property taxes, insurance, and Lessee's
"Proportionate Share" (as defined below). There shall be no security deposit.

         4. APPURTENANT RIGHTS IN COMMON AREA.

            4.1 ADDITIONAL RIGHTS GRANTED TO LESSEE. The following rights are granted to Lessee as appurtenances to the Premises:

                (a) Lessee and Lessee's employees and customers shall have the non-exclusive easement and right to use, in common with Lessor and all other occupants of the "Property" (defined below) and all persons having business with Lessor and such other occupants, without charge, the parking areas in the Property owned by Lessor in which the Premises are located and all other areas and facilities of the Property designed or intended for common use, including without limitation "Common Areas" as defined below. The term "Common Areas" means all areas and facilities outside the Premises and within the exterior boundaries of the Property, but not including the Adjacent Building, that are provided and designated by Lessor for the general use and convenience of Lessee and of other tenants of the Property and their respective authorized representatives and invitees. Common Areas shall include, at a minimum, all pedestrian walkways, landscaped areas, sidewalks, service drives, parking areas, entrances, exits, driveways and roads, substantially as depicted on EXHIBIT B.

                (b) Lessor shall maintain the parking areas, landscaping and other Common Areas of the Property, for which Lessee shall reimburse Lessor fifty percent (50%) of the reasonable costs thereof ("CAM Charges"), except for those items expressly stated in this Lease as Lessor's responsibility.

            4.2 PARKING AND ACCESS.

                (a) AVAILABLE PARKING. Lessee shall have access, during the Lease term, to the areas provided for the parking of automobiles upon the Land and intended for common use, as depicted on EXHIBIT B. All parking spaces must be maintained as non-exclusive "customer only" parking within a two hundred
(200) foot radius of the front entrances to the Premises, and such parking spaces shall not be assigned for employee parking for this or any other tenant; provided, with respect to existing tenants of the Property (and their assignees and sublessees), Lessor shall only be required to use reasonable efforts to enforce this provision. In addition, Lessor shall enter into agreement ("Reciprocal Parking Agreement") prior to the Commencement Date, in a form reasonably acceptable to Lessee, with the owner of the adjacent legal parcel ("29 Joe's Parcel"), commonly known as 677 St. Helena Highway South (APN 027-150-015), which reciprocal parking Agreement shall provide for Reciprocal Parking and access rights (on a non-exclusive, "first-come, first-served" basis) for Lessee's customers and employees to park on the 29 Joe's Parcel and the customer's and employees of the 29 Joe's Parcel to park in the parking areas of the Common Area and which Reciprocal Parking Agreement shall remain in force during the Term. Lessee agrees to pay its proportionate share of the reasonable costs incurred to maintain and repair, but not construct, the parking area on the 29 Joe's Parcel, which proportionate share shall be agreed between the parties.


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                (b) SERVICE DRIVEWAYS. Lessor shall use reasonable efforts to maintain the ingress and egress that exists on the day that this Lease is executed, as shown on EXHIBIT B, from public streets to the front and rear entrances of the Premises for the purpose of receiving and delivering fixtures, merchandise and other property.

            4.3 DEVELOPMENT AND REPAIR OF COMMON AREAS. Lessor hereby reserves the right to, at any time and from time to time, without liability to Lessee, and without constituting an eviction, constructive or otherwise, or entitling Lessee to any abatement of rent or to terminate this Lease or otherwise releasing Lessee from any of Lessee's obligations under this Lease:

                (a) To make alterations, additions, repairs, improvements to or in, all or any part of the Common Areas;

                (b) To install and maintain any and all signs on the exterior and interior of the Building;

                (c) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location and nature of the Common Areas (including the parking facilities) and other tenancies and premises in the Property and to create additional rentable areas through the use or enclosure of common areas, except as otherwise provided herein;

                (d) If any governmental authority promulgate or revises any Law or imposes mandatory or voluntary controls or guidelines on Lessor or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Common Areas or Property related thereto.

         5. USE. Lessee may use the Premises for a food market, delicatessen (with table seating, but not waiter service), food or beverage-related education and demonstration activities (for e.g., cooking demonstrations), olive oil, vinegar and mustard processing, espresso bar, sales of foods and beverages of any and all kinds, sales of kitchenware, food service center, bakery sales, retail wine sales, Wine Tasting, all related or ancillary uses and for related general office uses and all other uses ("Other Uses") permitted in accordance with local zoning regulations, provided, that Lessee shall first notify Lessor of such Other Uses and further provided that such Other Uses do not conflict with any exclusive uses that Lessor has granted to another tenant of the Property or any prospective tenant with whom Lessor is then negotiating to lease space at the Property. Lessee shall not do, bring, keep or sell anything in or about the Premises that will create an unreasonably dangerous condition at the Property, or is prohibited by, or that will cause a cancellation of or an increase in the premium for, any insurance policy covering the Premises, unless Lessee agrees to pay any such increase.

         6. ALTERATIONS. Lessee may, at its own expense, and from time to time, make such alterations, additions or changes, structural or otherwise, in and to the Premises as it may

                                       5


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deem necessary or desirable; provided, however, Lessee shall obtain Lessor's prior written consent to drawings and specifications (including engineer's calculations) for exterior or structural alterations, additions or changes; and provided, further, that Lessor shall not withhold its consent to structural work if the structural integrity of the building in which the Premises is located will not be impaired by such work. Lessor agrees not to unreasonably withhold or delay its consent. In no event, however, will Lessee increase the "footprint" (which would not include changes to the total square footage of the Building that do not change the footprint, such as adding a mezzanine floor) of the Building beyond its existing square footage or reduce the footprint to less than 11,000 square feet without Lessor's consent, which may be withheld in Lessor's sole discretion. The term "structural changes" as used herein shall not include moving of non-load bearing partitions, relocation of building entry doors (provided no new openings are made in exterior walls), minor plumbing and electrical work, modification and rearrangement of fixtures or other minor changes. Lessor, at Lessee's sole cost, shall cooperate with Lessee in securing building and other permits or authorizations as may be required from time to time for any work permitted hereunder, but shall not be required to make any public appearance before any planning commission or other governmental authority. Notwithstanding the foregoing, Lessee shall have the right to install furnishings, counters, interior partitions and equipment (including without limitation, electric fixtures or air handling units) that are not a permanent part of the structure, whether the same shall be affixed or nailed to the Premises or not, or by Lessee, which shall at all times be regarded as "Trade Fixtures" and shall be separately assessed for real property tax purposes. Such Trade Fixtures may be removed by the Lessee at any time prior to the termination of this Lease or any renewals or extensions thereof at Lessee's own expense. If Lessee removes any of such Trade Fixtures as herein designated, Lessee shall do so in a way as not to injure the Building.

         7. ABANDONMENT. Lessee shall not vacate or abandon the Premises at any time during the Term, except during a major renovation, and if Lessee shall abandon, vacate or surrender such Premises, or be disposed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned if the same is not claimed thirty (30) days after written notice, at the option of the Lessor, except such property as may be mortgaged to Lessor.

         8. MAINTENANCE AND REPAIRS. By taking possession of the Premises Lessee agrees that the Premises are then in a good and tenantable condition. During the Term, Lessee shall, at its sole cost and expense, keep, repair and maintain the Premises, including all windows (interior and exterior), plate glass and glazing, plumbing and electrical systems located within the Premises, interior walls (excepting the structural portion of the walls forming the perimeter of the Premises), floors (except as covered by contractor's warranty, if any) and all interior improvements within the Premises and any septic system that Lessee installs for its own use, in a first class condition, and Lessee shall keep the Premises in a clean, safe and orderly condition.

         Lessor shall provide, without reimbursement from Lessee, (i) electrical and plumbing to the exterior wall of the Premises in a manner meeting all Applicable Laws (including, all current codes) for the existing usage and electrical and plumbing demands; (ii) all maintenance, replacement and repair to the foundation, roof, parapets, flashing, gutters,


                                       6

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downspouts, floor slab, outer walls and structural portions of the Building which shall be necessary to maintain the Premises in a safe, dry and tenantable condition and in good order and repair and the parking lot (repaving and restriping only), curbs, and sidewalks; (iii) all maintenance, replacement and repair of underground utility installations and underground electrical conduit and wire; including, but not limited to, repairs, maintenance and replacements which are occasioned by settlement of the Premises, or a portion thereof, or caused by soil conditions which are not due to change in use of the Premises by Lessee; and (iv) any repair, maintenance or restoration required as a result of the act or neglect of Lessor or its agents, employees, contractors, members or partners (collectively, "Representatives") or resulting from the failure of Lessor to perform in a timely manner its obligations under this Lease.

         Notwithstanding the foregoing, Lessee shall pay the cost of repairs for any damage occasioned by Lessee's use of the Premises or Property or any act or omission of Lessee or Lessee's representatives or visitors, to the extent (if any) not covered by Lessor's insurance. Lessee shall be also responsible for maintaining those portions of the roof and structure of the Building to the extent of any replacements or improvements made by Lessee. Lessee shall also be responsible for installing and maintaining any improvements to the electrical and plumbing (including septic systems) facilities to the Premises to the extent that such improvements are necessary due to Lessee's needs in the Premises.

         Lessee hereby waives all rights under and benefits of Subsection (1) of Civil Code Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

         9. LIENS. Lessee shall keep the Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Lessee. If Lessee elects to make improvements or additions to the Premises at its own expense, at least ten (10) days prior to the commencement of any construction involving expenditures for labor and materials in excess of $5,000.00, Lessee shall notify Lessor, in writing, of its intention to commence such construction and the scheduled date for the commencement of such construction. Lessor shall have the right to enter the Premises to post and keep posted any and all notices of non-responsibility, or other matters provided or permitted by law for the Lessor's protection, in connection with any such construction work.

         10. SUBORDINATION; NON-DISTURBANCE AND ATTORNMENT.

             10.1. Upon written request by Lessor, this Lease shall be subordinate to the lien of any first mortgage or deed of trust in any amount whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against the Lessor's interest or estate therein (collectively, "Encumbrance"), without the necessity of the execution and delivery of any further instruments to effectuate such subordination; provided, however, that such subordination shall only be effective and be on the express condition that the holder of the Encumbrance executes and delivers to Lessee a Non-Disturbance Agreement in a form Reasonably acceptable to Lessee ("Non-Disturbance Agreement"), stating that this Lease shall survive the termination of the Encumbrance by lapse of


                                       7

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time, foreclosure or otherwise so long as Lessee is not in default under this
Lease and that the holder of the Encumbrance will honor the rights of first refusal granted to Lessee pursuant to this Lease. If any mortgagee, trustee, or ground lessor shall elect to have this lease prior to the lien of its mortgage, deed of trust, or ground lease, and gives the Lessee written notice thereof, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether it is dated prior or subsequent to the date of the mortgage, deed of trust or ground lease, or the recording thereof.

             10.2 Within five (5) days from request, the Lessee agrees to execute and deliver without charge such further instruments evidencing the subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as the Lessor may reasonably request; provided that a Non-Disturbance Agreement is executed contemporaneously therewith.

             10.3 In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust covering the Premises, the Lessee agrees to attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease, subject to such purchaser assuming the remaining obligations of Lessor under the Lease.

         11. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Lessee shall observe and comply with all requirements, rules, orders and regulations of the federal, state and municipal governments or other duly constituted public authority affecting the Premises ("Applicable Laws"), including the making of nonstructural alterations, insofar as they are due to Lessee's occupancy; provided, however, that in the event such Applicable Laws shall either (a) require the removal of asbestos or other Hazardous Material not placed on the Premises by Lessee, (b) require structural changes, including but not limited to, the erection of fire escapes or exits, or (c) require nonstructural changes required of retail and/or commercial properties generally irrespective of the nature of the current tenancy, unless such changes were triggered by a remodeling or renovation of the Premises by Lessee (in which case Lessee shall be solely responsible for the changes), then the same shall be complied with by Lessor at its sole expense.

         12. INDEMNIFICATION; EXCULPATION AND INSURANCE.

             12.1 LESSEE'S INDEMNIFICATION. During the Term, Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor), and save Lessor and its Representatives, harmless against all loss, liability, penalties, claims or demands of whatsoever nature, including reasonable attorneys' fees and costs, arising from any occurrence in the Premises (including construction of Lessee's tenant improvements or Alterations), except to the extent resulting, in whole or in part, directly or indirectly from the default or negligence of Lessor and its Representative. Lessee will carry liability insurance with a deductible amount and company reasonably satisfactory to the Lessor in the sum of $2,000,000.00 in favor of Lessee and Lessor agrees to deliver a duplicate policy to the Lessor naming Lessor as an additional insured. Lessee shall also carry such worker's compensation insurance as is required by law.

             12.2 LESSOR'S INDEMNIFICATION. During the Term, Lessor shall indemnify, defend (with counsel reasonably acceptable to Lessee), and save Lessee, its Representatives and


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sublessees, harmless against all loss, liability, penalties, claims or demands of whatsoever nature, including reasonable attorneys' fees and costs, arising from any occurrence in any area of the Property other than the Premises, except those which shall result, in whole or in part, directly or indirectly from the default or negligence of Lessee, its Representatives, assignees or sublessees. Lessor will carry liability insurance with a deductible amount and company reasonably satisfactory to the Lessee in the sum of $2,000,000.00 and Lessor agrees to deliver a duplicate policy to the Lessee naming Lessee as an additional insured.

             12.3 EXCULPATION. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the such injury or damage results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not, except that Lessor shall remain liable for any damages arising from any act or neglect of Lessor, or its Representatives or Lessor's breach of this Lease.

             12.4 GENERAL. All insurance policies required under this Lease shall:

                  (a) be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A VII as rated in the most recent edition of Best's Key Rating Guide;

                  (b) be issued as a primary policy;

                  (c) contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties before cancellation or change in the coverage, scope, or amount of any policy; and

                  (d) The parties shall increase the amount of liability insurance carried pursuant to Subsections 12.1 and 12.2 from time to time to the extent necessary to maintain commercially reasonable amounts of insurance and in any event no less than that carried by similar first-class properties.

             12.5 FIRE AND CASUALTY INSURANCE. Lessor shall maintain in effect during the Term a policy or policies of insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building, but not the Alterations or tenant improvements, in an amount equal to 100% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Lessee shall pay fifty percent (50%) of such insurance. Lessor may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. Lessor may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts (for example, earthquake or flood insurance), but Lessee shall not be required to pay its 50% share thereof unless it has consented to such additional insurance. If

Lessee refuses to consent to such additional insurance, it shall not be entitled to the incremental benefit of such additional insurance.

         Lessee shall at all times maintain in effect with respect to its Trade Fixtures, Alterations, tenant improvements and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to the full replacement cost of the covered property. Lessee may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy.

             12.6 INSURABLE INTEREST IN TRADE FIXTURES AND IMPROVEMENTS. Lessor hereby expressly acknowledges that Lessee shall have the sole insurable interest in the Trade Fixtures, leasehold improvements and Alterations installed in the Premises by Lessee, or at Lessee's direction, or at Lessee's expense, and that, in the event of any damage to or destruction of the Premises, Lessee shall be entitled to retain all insurance proceeds collected by Lessee with respect to such Trade Fixtures, leasehold improvements and Alterations.

             12.7 WAIVER OF SUBROGATION RIGHTS. The parties release each other and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee in or on the Premises and the Building and other improvements in which the Premises are located that are caused by or result from any risk insured against under any insurance policies required under this Lease or actually carried by the parties and in force at the time of any such damage; provided, however, this waiver shall only extend to the limits of the insurance actually carried by the parties.

             Each party shall cause each insurance policy contained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained which contains a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charge by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium of such if such a policy is obtainable at additional cost. If the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charge, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

             12.8 SURVIVAL. The indemnifications set forth in this Section shall survive the expiration, cancellation or termination of this Lease.

         13. ADVERTISEMENTS AND SIGNS. Lessee shall have the right, at Lessee's expense, to install, mount, and erect, and repair and replace, its name sign in Lessee's standard lettering and such other signage as it may desire on the external facades of the Premises (including without limitation any projecting sign, marquee or awning on the Building), to the maximum extent permitted by applicable codes. Lessee shall also have the right, at Lessee's expense, to install, mount, and erect, and repair and replace such other signage in the Common Area in front of the Premises (from the dripline of the Building to the highway right of way) as Lessee in its reasonable business judgment determines is necessary or desirable in the operation of its business, provided that Lessee complies with all Applicable Laws and Lessee obtains Lessor's consent thereto, which shall not be unreasonably withheld. Lessor shall cooperate with Lessee in attempting to obtain maximum building signage rights. Subject to existing signage, Lessor shall not permit any other signs, billboards or posters to be displayed on any portion of the Property, nor shall Lessor erect, or allow any other tenant of the Property to erect, a pylon, monument or directional sign (collectively, "Freestanding Sign") without the consent of Lessee, which consent shall not be unreasonably withheld. Lessee shall have the right to first (1st) position on any Freestanding Sign erected on any portion of the Property after the Commencement Date, including without limitation the Freestanding Sign or signs identified on EXHIBIT B, if any. If Lessee elects to participate in a Freestanding Sign for the Property, then such Freestanding Sign shall be placed at a location mutually acceptable to Lessor and Lessee. Lessee will pay its share of the sign structure costs based upon the square footage of Lessee's sign as a percentage of total square footage of signage on the Freestanding Sign. Each user will bear the entire expense of the cost and installation of its individual sign panel on any pylon sign. Lessee's sign panel shall be wired directly to the Premises, if practicable. Subject to the approval of the appropriate governmental agencies, Lessee shall be permitted to illuminate its signs (and its panels on any pylon signs), from dusk to dawn on a daily basis.

         14. UTILITIES. Lessor covenants and agrees that, as of the Commencement Date, the Premises shall be serviced with gas, electric, telephone, water, septic and other utilities. Lessor agrees, at its sole cost and expense, to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, telephone and electricity available to the Premises from and after the Commencement Date, including the payment of impact or tap fees and meter installation charges. Lessor shall also allow Lessee to connect its wastewater system to the additional leach field. Lessor further agrees, at its sole cost and expense, to expand the septic field to accommodate the current permitted flows from the bakery of two hundred (200) gallons per day. After installation, Lessee shall pay all charges for consumption of utility services furnished to the Premises during the Term. Lessor agrees to use reasonable efforts to maintain, and if possible, increase, the amount of water provided to the Premises.

         In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, regardless of its duration, impose upon Lessor any liability whatsoever, constitute an eviction of Lessee, constructive or otherwise, entitle Lessee to an abatement of Rent or to terminate this Lease or otherwise release Lessee from any of Lessee's obligations under this Lease. Lessee hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

         15. ENTRY BY LESSOR. Lessee shall permit Lessor and its Representatives to enter into and upon the Premises at all reasonable times upon reasonable notice (except in the case of an emergency) for the purpose of inspecting the Premises to determine if the Premises are in good condition and whether Lessee is complying with its obligations under the Lease, or for the purposes of maintaining the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, for the purpose of showing the Premises for sale or in connection with any financing, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor, at any time within six (6) months prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "to let" or "to lease" signs, provided that such signs are tasteful and in keeping with the first-class nature of Lessee's business. Lessor shall use reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Lessee.

         16. DESTRUCTION OF PREMISES.

             16.1 LESSOR'S DUTY TO REPAIR. If all or a substantial portion of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Premises or Common Area from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 16.2 or 16.3, Lessor shall, at its expense, use reasonable efforts to repair and restore the Premises to substantially its former condition as permitted by then applicable Laws; provided, however, that in no event shall Lessor have any obligation for repair or restoration beyond the extent of insurance proceeds received by Lessor for such repair or restoration and not required to be paid to any mortgagee. Lessor shall have no obligation to repair or replace any of Lessee's personal property, Trade Fixtures or Alterations.

             If Lessor is required or elects to repair damage to the Premises, this Lease shall continue in effect but the Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Lessee is prevented from using by reason of such damage or its repair. The amount and period of rental abatement shall be mutually determined by the parties in the exercise of their good faith reasonable judgment. In no event shall Lessor be liable to Lessee by reason of any injury to or interference with Lessee's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

             16.2 LESSOR'S RIGHT TO TERMINATE. Lessor may elect to terminate this Lease, effective as of the date of the casualty, under the following circumstances:

                  (a) Where, in the reasonable judgment of Lessor, the damage cannot be substantially repaired and restored under Applicable Law within one
(1) year from the date of the casualty;
                                       12

                  (b) Where the Premises are damaged or destroyed to the extent that the cost to repair and restore the Premises exceeds the amount of available insurance proceeds (or that would have been available if Lessor had carried the insurance required under the Lease);

                  (c) Where the Premises are damaged or destroyed to the extent that, in the reasonable judgment of the Lessor, the cost to repair and restore the Premises would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

                  (d) If the fire or casualty occurs in the last year of the Term, unless Lessee has extended, or agrees in advance to extend, the Term pursuant to its Extension Options.

                  If any of the circumstances described in subparagraphs (a),
(b), (c) or (d) of this subsection occur or arise, Lessor must notify Lessee in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Lessor must also advise Lessee whether Lessor has elected to terminate this Lease as of the date of the casualty.

             16.3 LESSEE'S RIGHT TO TERMINATE. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Premises from fire or other casualty, and Lessor does not elect to terminate as provided above, then Lessee may elect to terminate this Lease if Lessor's estimate of the time required to complete Lessor's repair obligations under this Lease is greater than one (1) year, in which event Lessee may elect to terminate this Lease by giving Lessor notice of such election to terminate within thirty (30) days after Lessor's notice to Lessee pursuant to Section 16.2 (Lessor's Right to Terminate).

             16.4 WAIVER OF STATUTORY PROVISIONS. Lessor and Lessee each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future law, ordinance or regulation with respect to damage or destruction of leased premises or with respect to the termination of a lease agreement in the event of such damage or destruction under any circumstances other than as provided in Sections 16.2 and 16.3 above.

         17. CONDEMNATION.

             17.1 EFFECT ON THE LEASE. Condemnation shall mean (i) a permanent taking (or a temporary taking extending beyond the end of the Term) pursuant to the exercise of power of condemnation or eminent domain by any public or quasi public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Lessor to any such authority, whether under threat of condemnation or while legal proceedings for condemnation are pending.

             If the Premises are totally taken by Condemnation, this Lease shall terminate as of the date of that Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation is not reasonably suitable for Lessee's continued use, then upon notice to Lessor within thirty (30) days after Lessor notifies Lessee of the Condemnation, Lessee may terminate this Lease effective as of the date of the Condemnation. If twenty-five percent (25%) of the Property or of the land on which the Building is situated or of the designated parking areas or of the floor area in the Building is taken by Condemnation, or if as a result of condemnation the Building is no longer reasonably suited for use as a retail building, whether or not any portion of the Premises is taken, Lessor may elect to terminate this Lease, effective as of the date of Condemnation, by notice to Lessee within thirty (30) days after the date of Condemnation. If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the Term, this Lease shall remain in full force and effect.

             17.2 RESTORATION OF PREMISES. If this Lease is not terminated as provided in Section 17.1, Lessor shall, at it expense, diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete retail building; provided, however, that Lessor's obligations to so repair and restore shall be limited to the amount of any award received by Lessor for the Condemnation and not required to be paid to any mortgagee. In no event shall Lessor have any obligation to repair or replace any improvements in the Premises beyond the amount of any reward received by Lessor for such repair or to repair or replace any of Lessee's personal property, Trade Fixtures or Alterations. If any portion of the Premises is taken in a Condemnation or is rendered untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Rent and Additional Rent shall be proportionately reduced as of the date of the Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in full force and effect following a Condemnation and Lessor proceeds to repair and restore the Premises, the Rent and Additional Rent payable under the Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Lessee's use of the Premises.

                  Lessor and Lessee each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

             18. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the Representatives of Lessee excepted), including any corporation or other person or entity resulting from a merger or consolidation with Lessee, or to any person or entity which acquires substantially all the assets of Lessee as a going concern to occupy or use the Premises, or any portion thereof, without the prior written consent of Lessor, which shall not be unreasonably withheld; provided, however, Lessor's consent shall not be required with respect an assignment or sublet to any corporation or other person or entity which controls, is controlled by, or is under common control with Lessee (collectively, an "Affiliate"). A consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another persons. Any such assignment or subletting without such consent shall be void. This lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor.

             19. INSOLVENCY OR BANKRUPTCY. Lessee shall be in default under this Lease if (a) a petition of bankruptcy or reorganization is filed by Lessee or against Lessee and is not dismissed within ninety (90) days after such filing and Lessee becomes bankrupt, (b) Lessee makes a general assignment for the benefit of creditors, (c) in any proceeding based upon the insolvency of Lessee, a receiver or trustee of all of the property of Lessee is appointed and is not discharged within ninety (90) days after such appointment, or (d) a writ of attachment or execution is levied against all or substantially all of Lessee's assets and is not discharged within thirty (30) days after Lessee receives notice thereof; provided, however, neither bankruptcy, insolvency, reorganization, an assignment for the benefit of creditors nor the appointment of a receiver or trustee shall affect this Lease or permit its termination so long as the covenants on the part of Lessee to be performed shall be performed by Lessee, or someone claiming under it.

             20. DEFAULTS AND REMEDIES.

                 20.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Lessee:

                 (a) Lessee fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 3 above, if payment in full is not received by Lessee within three (3) days after written notice that it is due.

                 (b) Lessee abandons the Premises.

                 (c) Lessee fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Lessee within the applicable time period specified in Section 41 below.

                 (d) Lessee violates the restrictions on Transfer set forth in
Section 18 - ASSIGNMENT AND SUBLETTING.

                 (e) Lessee ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Lessee's assets are subject to judicial seizure or attachment and are not released within 30 days, or Lessee consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Lessee or for all or any substantial part of Lessee's assets.

                 (f) Lessee fails, within ninety (90) days after the commencement of any proceedings against Lessee seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Lessee fails, within ninety (90) days after an appointment, without Lessee's consent or acquiescence, of any trustee, receiver or liquidator for Lessee or for all or any substantial part of Lessee's assets, to have such appointment vacated.

                 (g) Lessee fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Lessee or, if such failure cannot be cured within such fifteen (15)-day period, Lessee fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Lessee in Lessee's reasonable judgment determines that such failure cannot or will not be cured by Lessee within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Lessee.

                 20.2 Remedies If Lessee is in default under any provision of this Lease, Lessor shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                      (a) Lessor may terminate Lessee's right to possession of the Premises at any time by written notice to Lessee. Lessee expressly acknowledges that in the absence of such written notice from Lessor, no other act of Lessor, including re-entry into the Premises, efforts to relet the Premises, reletting the Premises for Lessee's account, storage of Lessee's personal property and Trade Fixtures, acceptance of keys to the Premises from Lessee or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Lessee's surrender of the premises or constitute a termination of this Lease or of Lessee's right to possession of the Premises. Upon such termination in writing of Lessee's right to possession of the Premises, as herein provided, this Lease shall terminate and Lessor shall be entitled to recover damages from Lessee as provided in California Civil Code
Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which rent which would be payable by Lessee hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Lessor, exceeds the amount of such rental loss as Lessee proves could have been reasonably avoided, discounted at the discount rate published by the Federal reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

                      (b) Lessor shall have the remedy described in California Civil Code Section 1951.4 (Lessor may continue this Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

                      (c) Lessor may cure the default at Lessee's expense. If Lessor pays any sum or incurs any expense in curing the default, Lessee shall reimburse Lessor upon demand for the amount of such payment or expense with interest at the rate of fifteen percent (15%) per annum from the date the sum is paid or the expense is incurred until Lessor is reimbursed by Lessee.

                      (d) Lessor may remove all Lessee's property from the Premises, and such property may be stored by Lessor in a public warehouse or elsewhere at the sole cost and for the account of Lessee. If Lessor does not elect to store any or all or Lessee's property left in the Premises, Lessee may consider such property in any manner deemed appropriate by Lessor. Any proceeds realized by Lessor on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Lessee's outstanding obligations to Lessor under this Lease, and any balance remaining after satisfaction of all obligations of Lessee under this Lease shall be delivered to Lessee.

         21. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sublease or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

         22. ATTORNEY'S FEES. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall be determined by the court or arbitrator before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's opinion.

         23. NOTICE. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices provided in writing to the other party from time to time. The initial address for notices shall be the addresses set forth in the signature block to this Lease. Notices will be effective upon receipt (or refusal of delivery or receipt). Either party may change its address for notices hereunder by a notice to the other party complying with this Section. If Lessee sublets the Premises, notices from Lessor shall be effective on the subtenant when given to Lessee pursuant to this Section

         24. WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy upon any default shall impair such right or remedy or be construed as a waiver. Either party's consent to or approval of any act requiring consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent act.

         25. HOLDING OVER. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at 125% of the current rent and on the terms and conditions herein specified, so far as applicable.

         26. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         27. TIME. Time is of the essence of this Lease.

         28. LATE CHARGE. If any payment of Rent is not received by Lessor within five (5) days after it is due, Lessee shall pay to Lessor on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment. Lessee acknowledges that late payment of Rent will cause Lessor to incur costs which are difficult to ascertain, and the parties agree that the foregoing amount is a reasonable estimate of Lessor's expenses resulting from late payments and are not intended as a penalty. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other payments not made when due or preclude imposition of a late charge on other installments or payments not made when due or waive any other default by Lessee.

         29. LESSOR'S RIGHT OF FIRST REFUSAL TO PURCHASE. Lessee hereby grants to Lessor a continuing Right of First Refusal to purchase Lessee's leasehold interest in this Lease ("Leasehold Interest"), which shall continue during the Initial Term or Extension Period, as the case may be. Lessee shall not, at any time prior to the expiration of the Term of this Lease, or any extension thereof, sell the Leasehold Interest, except to an Affiliate of Lessee, without first giving written notice thereof to Lessor, which notice shall clearly state that Lessor has five (5) business days to respond and which notice is hereinafter referred to as "Notice of Sale." Provided that Lessor is not in default under this Lease which remains uncured after the expiration of the applicable cure period at the time it receives the Notice of Sale, for a period of five (5) business days after receipt by Lessor of the Notice of Sale, Lessor shall have the right to give written notice to Lessee of Lessor's exercise of Lessor's right to purchase the Leasehold Interest, on the same terms, price and conditions as set forth in the Notice of Sale. In the event that Lessor does not exercise the purchase right herein granted within such five (5) day period, there shall be a conclusive presumption that Lessor has elected not to exercise Lessor's right hereunder, and Lessee may sell the Leasehold Interest, on the same terms set forth in the Notice of Sale; provided, however, that if (a) Lessee proposes to sell the Leasehold Interest, at a purchase price that is less than ninety-five percent (95%) of the purchase price proposed to Lessor, or upon other terms which are substantially more favorable to the prospective purchaser, Lessee shall first re-offer such space to Lessor at such lower purchase price and/or more favorable terms or (b) Lessee proposes to sell the Leasehold Interest, more than six (6) months after Lessor's receipt of the Notice of Sale, Lessee shall first re-offer such space to Lessor, all in accordance with the provisions of this Section. The right under this Section is a continuing right and must be reoffered to Lessor each time this provision is triggered, whether or not Lessor has exercised its rights hereunder with respect to previous offers.

         30. QUIET ENJOYMENT. Lessor covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Lessee, on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in any way pertaining thereto during the Lease Term without molestation or hindrance of any person whomsoever.

         31. COVENANT OF TITLE. Lessor further covenants, represents and warrants that it is seized of an indefeasible estate in fee simple and has good and marketable title to the Land described in EXHIBIT A, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices hereof), except the lien of the mortgage or mortgages specifically identified on the attached EXHIBIT C and public utility easements and covenants and restrictions of record not impairing Lessee's Intended Use of the Premises, and taxes not yet due and payable.

         32. HAZARDOUS MATERIAL.

             32.1 LESSOR'S REPRESENTATIONS, WARRANTIES AND COVENANT. Lessor represents that to the best of its knowledge, except as set forth in either of the ________________________________ and __________________________________
Environmental Reports for the Property, or as previously disclosed to Lessee, there are no "Hazardous Materials" (as defined below) existing on the Property as of the Commencement Date. Lessor's representations to Lessee under this Section shall survive the cancellation or termination of this Lease.

             32.2 LESSOR'S INDEMNIFICATION OBLIGATION. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee, its Representatives, assignees and Sublessees, and Lessee's guarantor, if any, from and against any penalty, loss, liability, claim or expenses including, without limitation, engineering and attorneys fees, arising out of a breach of the representations and warranties in
Section 32.1 above, except to the extent such condition was caused by the breach of Lessee's covenant below. Lessor's representations and indemnity to Lessee under this Section shall survive the cancellation or termination of this Lease.

             32.3 LESSEE'S COVENANT AND INDEMNIFICATION OBLIGATION.

                  (a) LESSEE'S COVENANTS. No Hazardous Materials shall be Handled by Lessee at or about the Premises or Property without Lessor's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Lessor's requirements, all in Lessor's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of retail and general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Lessor's prior written consent, provided that Lessee's activities at or about the Premises and Property and the Handling by Lessee of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Lessee shall promptly remove from the Premises and Property all Hazardous Materials Handled by Lessee at the Premises or the Property. Lessee shall keep Lessor fully and promptly informed of all Handling by Lessee of Hazardous Materials other than Permitted Hazardous Materials. Lessee shall be responsible and liable for the compliance with all of the provisions of this Section by all of Lessee's Representatives and Visitors, and all of Lessee's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

                  (b) COMPLIANCE. Lessee shall at Lessee's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Lessee of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Lessee of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Lessor's use, operation, leasing and sale of the Property. Lessee shall deliver to Lessor prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Lessee of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Lessee of Hazardous Materials, and Lessee does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Lessor shall have the right but not the obligation to cause the same to be released and any sums expended by Lessor (plus Lessor's administrative costs) in connection therewith shall be payable by Lessee on demand.

                  (c) LESSOR'S RIGHTS. Lessor shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Lessee's compliance with the provisions of this Section, and (ii) to perform Lessee's obligations under this Section if Lessee has failed to do so after reasonable notice to Lessee. Lessor shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Lessee of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Lessee shall pay to Lessor on demand the costs of Lessor's consultants' fees and all costs incurred by Lessor in performing Lessee's obligations under this Section. Lessor shall use reasonable efforts to minimize any interference with Lessee's business caused by Lessor's entry into the Premises, but Lessor shall not be responsible for any interference caused thereby.

             32.4 DEFINITION.

                  (a) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 eT Seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                  (b) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                  (c) "Handled by Lessee" and "Handling by Lessee" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Lessee or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises in connection with or involving Hazardous Materials.

                  (d) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

        33. MEMORANDUM OF LEASE.

        The parties hereto have simultaneously with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease substantially in the form attached as EXHIBIT D to this Lease, which Lessor shall, at its sole expense, cause to be recorded within five (5) days following delivery of this Lease and returned to Lessee by Lessor within five (5) days thereafter.

             34. BROKER'S REPRESENTATION. Each party represents that it dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease. Lessor and Lessee shall, and do hereby, indemnify, defend, and save the other harmless from and against any losses, damages, penalties, claims or demands of whatsoever nature arising from a breach of its foregoing representation including, without limitation, reasonable attorneys' fees and expenses. The representations and indemnifications set forth in this Section shall survive the cancellation or termination of this Lease.

             35. FORCE MAJEURE. Lessor and Lessee shall be excused for the period of any delay in performance of any obligations hereunder (except payment of Rent) by reason of the wrongful or negligent acts or omissions of the other party, or their Representatives, or by reason of labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, or acts of God (referred to collectively herein as "Force Majeure).

             36. CONDITION OF PREMISES AT TERMINATION. At the expiration or earlier termination of the Term, Lessee shall surrender the Premises, together with all improvements installed by Lessee then a part thereof, in good order and condition, except for the following: (a) ordinary wear and tear, (b) repairs required to be made by Lessor, and (c) loss or damage by fire, the elements or other casualty. All furniture and Trade Fixtures installed in the Premises at the expense of Lessee, or other occupant, shall remain the property of Lessee, or such other occupant; provided, however, Lessee shall have the option, during the Term, to relinquish its property rights in such Trade Fixtures (including, but not limited to, air conditioning machinery and lighting fixtures, if owned by Lessee), which option shall be exercised by written notice of such relinquishment to Lessor and, from and after the exercise of said option, the property specified in said notice shall be the property of Lessor.

             37. CONSENTS AND APPROVALS. Unless another consent standard is specifically provided under the terms of this Lease, whenever consent, satisfaction or approval of either party is required under this Lease, such consent, satisfaction or approval shall not be unreasonably withheld, conditioned or delayed. If and to the extent that any written request for consent, satisfaction or approval is not reasonably disapproved in writing (including a statement of the reasons for disapproval with reasonable particularity) within fifteen (15) days or such other time specifically set forth in the particular provision of the Lease, the consent, satisfaction or approval shall be deemed to have been given.

             38. AUTHORITY.

                 38.1 LESSOR'S REPRESENTATIONS. Each of the persons executing this Lease on behalf of Lessor warrants and represents that Lessor is a duly organized and validly existing limited liability company, that Lessor has full right and authority to enter into this Lease and that the persons signing on behalf of Lessor are authorized to do so and have the power to bind Lessor to this Lease. Lessor shall provide Lessee upon request with evidence reasonably satisfactory to Lessee confirming the foregoing representations.

                 38.2 LESSEE'S REPRESENTATIONS. Each of the persons executing this Lease on behalf of Lessee warrants and represents that Lessee is a duly organized and validly existing limited liability company, that Lessee has full right and authority to enter into this Lease and that the persons signing on behalf of Lessee are authorized to do so and have the power to bind Lessee to this Lease. Lessee shall provide Lessor upon request with evidence reasonably satisfactory to Lessor confirming the foregoing representations.

             39. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Lessor and Lessee with respect to the leasing of space by Lessee at the Property, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Lessor and Lessee, whether written or oral.

             40. LESSOR'S LIABILITY. The liability of Lessor for its obligations under this Lease is limited solely to the assets of Lessor, including without limitation Lessor's interest in the Property, and no personal liability shall at any time be asserted or enforceable against Lessor's partners on account of any of Lessor's obligations or actions under this Lease.

             41. ESTOPPEL CERTIFICATES. Either Lessor or Lessee may request that the other party execute and deliver, within ten (10) days after written request therefor, in a form provided by or satisfactory to the requesting party, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information that the requesting party may reasonably request, including the Term, the monthly Rent, the date to which Rent has been paid, any claims or offsets, the amount of any prepaid rent, and whether either party hereto is in default under the terms of the Lease. Lessee irrevocably constitutes, appoints and authorizes Lessor as Lessee's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Lessee fails timely to execute and deliver such certificate as provided above. Lessor irrevocably constitutes, appoints and authorizes Lessee as Lessor's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Lessor fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate.

             42. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Lessor and Lessee. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease the day and year first above written.

                                         LESSOR:

                                         R & R LAND, LLC, a California limited
                                         liability company,


                                         By:
                                            ------------------------
                                            Pat Roney, Manager

                                         ADDRESS FOR NOTICES:

                                         999 Adams Street, Suite 302
                                         St. Helena, California  94574

                                         LESSEE:

                                         DEAN & DELUCA MARKETS, LLC, a
                                         California limited liability company


                                         By:
                                            -------------------------
                                            Pat Roney, Manager

                                         ADDRESS FOR NOTICES:

                                         607 St. Helena Highway South
                                         St. Helena, California  94574

                                    EXHIBIT A

                        ATTACHED TO AND FORMING A PART OF
                                  RETAIL LEASE
                           DATED AS OF MARCH 18, 1999
                                     BETWEEN
                           R & R LAND, LLC, AS LESSOR,
                                       AND
                 DEAN & DELUCA MARKETS, LLC, AS LESSEE ("LEASE")

                          LEGAL DESCRIPTION OF THE LAND


                                (TO BE ATTACHED)

                                    EXHIBIT B

                        ATTACHED TO AND FORMING A PART OF
                                  RETAIL LEASE
                           DATED AS OF MARCH 18, 1999
                                     BETWEEN
                           R & R LAND, LLC, AS LESSOR,
                                       AND
                 DEAN & DELUCA MARKETS, LLC, AS LESSEE ("LEASE")

                                    PLOT PLAN



                          (PARTIES TO DRAFT AND ATTACH)

Needs to show:

1. Land and layout of Structures, identifying the "Premises" and the "Adjacent Building"

2. Parking

3. Driveways, entrances, sidewalks and exits

4. Existing signage

                                    EXHIBIT C

                        ATTACHED TO AND FORMING A PART OF
                                  RETAIL LEASE
                           DATED AS OF MARCH 18, 1999
                                     BETWEEN
                           R & R LAND, LLC, AS LESSOR,
                                       AND
                 DEAN & DELUCA MARKETS, LLC, AS LESSEE ("LEASE")

                               EXISTING MORTGAGES





                                      None.

                                    EXHIBIT D

                        ATTACHED TO AND FORMING A PART OF
                                  RETAIL LEASE
                           DATED AS OF MARCH 18, 1999
                                     BETWEEN
                           R & R LAND, LLC, AS LESSOR,
                                       AND
                 DEAN & DELUCA MARKETS, LLC, AS LESSEE ("LEASE")

                               MEMORANDUM OF LEASE


Recording Requested By



When Recorded Mail To
Michael P. Burns
Farella Braun & Martel LLP
235 Montgomery Street
San Francisco, CA  94104

------------------------------------------------ ---------------------------

                               MEMORANDUM OF LEASE

                  The Lease term is less than thirty-five (35) years and no transfer tax is due.

         THIS MEMORANDUM OF LEASE is made and entered into as of this ________ day of _______, 1999, by and between R & R Land, LLC, a California limited liability company ("Lessor"), and Dean & Deluca Markets, LLC, a California limited liability company ("Lessee").

         In consideration of and upon all of the terms, conditions, and covenants set forth in that certain unrecorded Retail Lease of even date herewith between Lessor and Lessee (hereinafter, the "Lease"), Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the "Premises" (as described in the Lease), which Premises are located on the real property described in EXHIBIT A attached hereto and made a part hereof. The Lease and all its terms and provisions, are by this reference incorporated herein and made a part hereof.

         The Lease includes a right of first refusal to purchase the "Leasehold Interest (as defined in Paragraph 29 of the Lease).

         This Memorandum of Lease is executed for the sole purpose of giving notice of the existence and contents of the Lease to all interested parties, and shall in no way modify or affect the terms of such Lease or the obligations of the parties thereunder.

         IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the date first above written.



LESSOR:                                        LESSEE:

R & R LAND, LLC                                DEAN & DELUCA MARKETS, LLC
a California limited liability company         a California limited liability company


By: /s/ Leslie G. Rudd                         By:  /s/ Patrick Roney
  ----------------------------------                ----------------------------
Print Name:  Leslie G. Rudd                    Print Name:  Patrick Roney
           -------------------------                       ---------------------
Its:                                            Its:
    --------------------------------                ----------------------------



                                    EXHIBIT A


                        Legal Description of the Premises

All that real property situated in the State of California, County of Napa, and described as follows: